                                                                 EXHIBIT 11.1

             STATEMENT RE: COMPUTATION OF NET LOSS PER SHARE

                                                             YEAR ENDED         NINE MONTH PERIOD ENDED
                                                            DECEMBER 31,              SEPTEMBER 30,
                                                            ------------        -----------------------
                                                                1996              1996        1997
                                                             ----------         ----------  -----------
                                                                                (in thousands, except
                                                                                    per share data)
                                                                                -----------------------

Net Loss.................................................       $(2,243)         $(2,000)      $(4,228)
                                                                 =======          =======       =======

Weighted average common shares outstanding...............         4,626            4,567          4,804
Dilutive effect of stock options and warrants
  issued subsequent to September 30, 1996................           877              877            877

Weighted average preferred stock shares..................         7,818            7,768          7,966
                                                               --------           ------         ------

Pro forma weighted average shares used to compute
  loss per share.........................................        13,321           13,212         13,647
                                                               ========           ======         ======
Pro forma net loss per share.............................      $  (0.17)         $ (0.15)       $ (0.31)
                                                               ========           ======         ======